Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES PARTICIPATION IN BANK OF AMERICA
2008 CONSUMER CONFERENCE

SUFFERN, NY - MARCH 4, 2008 - Dress Barn, Inc. (NASDAQ - DBRN), announced today that the Company will be presenting at the Bank of America 2008 Consumer Conference to be held at The New York Palace Hotel in New York City on Wednesday, March 12, 2008 at 9:40 a.m. Eastern Time.

The presentation will also be available via live webcast. Interested parties can access the event at www.dressbarn.com via the “Investor Relations” link. The webcast will be available until March 30, 2008.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of January 26, 2008, the Company operated 819 dressbarn stores in 46 states and 638 maurices stores in 43 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 28, 2007 and Form 10-Q for the quarter ended October 27, 2007.

CONTACT:	Dress Barn, Inc. Investor Relations (845) 369-4600